                                                                    EXHIBIT 10.4

                               PURCHASE AGREEMENT

                                      among

                      RORER PHARMACEUTICAL PRODUCTS, INC.,

                      AVENTIS PHARMACEUTICALS PRODUCTS INC.

                                       and

                              VIVELLE VENTURES LLC

                                 March 29, 2001

                             (CombiPatch(TM) Product)


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                                TABLE OF CONTENTS
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ARTICLE I.                 DEFINITIONS............................................................................2

         1.1               Definitions............................................................................2
         1.2               Rights and Obligations of the Purchaser................................................5
         1.3               Product Formulated as of the Date Hereof...............................................6

ARTICLE II.                PURCHASE AND SALE OF ASSETS............................................................6

         2.1               Purchase and Sale of Assets............................................................6
         2.2               The Purchased Assets...................................................................6
         2.3               Excluded Assets........................................................................7
         2.4               Disclaimer of Other Representations and Warranties.....................................7
         2.5               Physical Transfer of Inventory and Certain Other Purchased Assets......................8
         2.6               Physical Transfer of Other Purchased Assets............................................8

ARTICLE III.               ASSUMPTION OF LIABILITIES..............................................................9

         3.1               Assumption of Assumed Liabilities......................................................9
         3.2               Excluded Liabilities..................................................................10
         3.3               Retention of Rights...................................................................10

ARTICLE IV.                PURCHASE PRICE, MANNER OF PAYMENT AND CLOSING.........................................11

         4.1               Purchase Price and Service Fee........................................................11
         4.2               Manner of Payment of the Purchase Price and Service Fee...............................11
         4.3               Time and Place of Closing.............................................................11
         4.4               Conditions to Closing.................................................................11
         4.5               Closing Deliveries....................................................................11
         4.6               Seller's Obligations Pending Closing..................................................12

ARTICLE V.                 REPRESENTATIONS AND WARRANTIES........................................................12

         5.1               Purchaser's Representations and Warranties............................................12
         5.2               Seller's and APPI's Representations and Warranties....................................13
         5.3               Knowledge.............................................................................18
         5.4               Disclosure Schedule...................................................................18
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ARTICLE VI.                POST-CLOSING AGREEMENTS...............................................................18

         6.1               Transition Manager....................................................................18
         6.2               Certain Assignments...................................................................18
         6.3               Sales and Transfer Taxes and Fees.....................................................19
         6.4               Overstickering........................................................................19
         6.5               Additional Covenants Regarding Purchased Assets.......................................19
         6.6               Further Assurances....................................................................20
         6.7               Survival of Provisions................................................................20
         6.8               Ongoing Obligations...................................................................20

ARTICLE VII.               REGULATORY APPROVAL ISSUES............................................................20

         7.1               Transfer of Regulatory Approvals......................................................20
         7.2               Right of Reference and Access to Data.................................................21
         7.3               Adverse Event Reports and Provision of Safety Information.............................21

ARTICLE VIII.              TRADEMARKS............................................................................22

         8.1               Trademarks Rights.....................................................................22
         8.2               Use of the Trademarks by the Seller and APPI outside the Territory....................22
         8.3               Registration of Trademarks............................................................23

ARTICLE IX.                INTELLECTUAL PROPERTY CLAIMS..........................................................23

         9.1               Infringement or Other Actions Regarding the CombiPatch Know-How.......................23
         9.2               Infringement or Other Action Regarding the Trademarks.................................24
         9.3               Third Party Claims Regarding the Trademarks...........................................24
         9.4               Other Third Party Infringement Claims.................................................24

ARTICLE X.                 CONFIDENTIALITY AND NONCOMPETITION....................................................24

         10.1              Confidentiality; Press Releases.......................................................24
         10.2              Noncompetition........................................................................26
         10.3              Injunctive Relief.....................................................................27

ARTICLE XI.                INDEMNIFICATION.......................................................................27

         11.1              General...............................................................................27
         11.2              Indemnification Obligations of the Purchaser..........................................27
         11.3              Indemnification Obligations of the Seller.............................................28
         11.4              Procedure.............................................................................29

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         11.5              Certain Limitations...................................................................29

ARTICLE XII.               MISCELLANEOUS.........................................................................30

         12.1              Disputes..............................................................................30
         12.2              Independent Contractors...............................................................30
         12.3              Assignment............................................................................30
         12.4              Binding Effect; Benefit...............................................................31
         12.5              Amendments............................................................................31
         12.6              No Waiver.............................................................................31
         12.7              Notices...............................................................................31
         12.8              Counterparts..........................................................................32
         12.9              Interpretation........................................................................32
         12.10             Governing Law.........................................................................33
         12.11             Unenforceability......................................................................33
         12.12             Entire Agreement......................................................................33
         12.13             Expenses..............................................................................33

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "PURCHASE AGREEMENT"), dated as of March 29, 2001, is by and among RORER PHARMACEUTICAL PRODUCTS, INC., a Delaware corporation with its principal office at 3711 Kennett Pike, Suite 200, Greenville, Delaware, 19807 (the "SELLER") and AVENTIS PHARMACEUTICALS PRODUCTS INC., a Delaware corporation with its principal office at Route 202-206, Bridgewater, New Jersey , 08807 ("APPI"), and VIVELLE VENTURES LLC, a Delaware limited liability company with an office c/o Noven Pharmaceuticals, Inc., 11960 S.W. 144th Street, Miami, Florida, 33186 (the "PURCHASER").

                                    RECITALS

         WHEREAS, the Seller, as assignee, and Noven Pharmaceuticals, Inc. ("NOVEN") are parties to an Amended and Restated License Agreement dated as of September 30, 1999, as amended by Amendment No. 2 thereto effective as of the date hereof (collectively, the "NOVEN LICENSE AGREEMENT") pursuant to which Noven granted the Seller certain continuing rights in the Territory (as defined below) to use, sell or otherwise dispose of the CombiPatch Product (as defined below), and the Seller and its Affiliates are engaged in the process of distributing and selling the CombiPatch Product; and

         WHEREAS, the Seller, APPI and the Purchaser desire to enter into a transaction pursuant to which, among other things: (a) all of the Seller's rights in the Territory to use, sell or otherwise dispose of the CombiPatch Product will revert to Noven and Noven will assign those rights to the Purchaser in the Territory; (b) the Seller and APPI will sell to the Purchaser, and the Purchaser will purchase from the Seller and APPI, certain inventory of and other assets related to the CombiPatch Product, including, without limitation, the CombiPatch Know-How (as defined below) and the Trademarks (as defined below); and (c) the Purchaser will grant to the Seller a license to use the CombiPatch Know-How; all on the terms and subject to the conditions contained in this Purchase Agreement and the Related Agreements (as defined below) (collectively, the "TRANSACTION"); and

         WHEREAS, as part of the Transaction, the Seller and APPI desire to sell to the Purchaser certain inventory of and other assets relating to the CombiPatch Product, including, without limitation, the CombiPatch Know-How and the Trademarks, and the Purchaser desires to purchase said inventory and assets, all on the terms and subject to the conditions contained in this Purchase Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:




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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                                   ARTICLE I.

                                   DEFINITIONS

         1.1 DEFINITIONS. As used herein, the following capitalized terms shall have the following meanings:

         "ACTIVITY DATE" means, in the case of all Rebates paid for the benefit of a customer (other than a wholesaler) that takes possession of CombiPatch Product, the date of sale of such CombiPatch Product by a wholesaler to such customer, and in the case of all Rebates paid for the benefit of a customer that does not take possession of CombiPatch Product, the date of dispensing of CombiPatch Product to the patient.

         "AFFILIATE" means, when used with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with the subject Person. For purposes of this Purchase Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or to control the management decisions of such Person. Notwithstanding the foregoing, for purposes of this Purchase Agreement, Noven shall be considered an Affiliate of the Purchaser, and, for the avoidance of doubt, Novartis Pharmaceuticals Corporation shall also be considered an Affiliate of the Purchaser.

         "AMENDMENT AGREEMENT" means Amendment No. 2 to the Noven License Agreement between the Seller and Noven executed prior to the Closing Date and effective as of the Closing Date.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 3.1 hereof.

         "CLOSING" has the meaning set forth in Section 4.3 hereof.

         "CLOSING DATE" means March 30, 2001, or such other date as the parties may agree for the Closing to take place.

         "COMBIPATCH BUSINESS" means the business of developing, marketing, advertising, promoting, distributing, selling and otherwise disposing of the CombiPatch Product.

         "COMBIPATCH KNOW-HOW" means any and all data, information, technology, know-how, processes, techniques, methods, skills, proprietary information, trade secrets, developments, discoveries, and inventions, whether or not patentable or reduced to practice, owned by the Seller or its Affiliates, solely or jointly with Noven, or controlled by the Seller or its Affiliates and related to the CombiPatch Product and existing as of the Closing Date.

         "COMBIPATCH PRODUCT" means the transdermal estrogen/progestin product which has and is being developed by Noven solely or jointly with the Seller and/or its Affiliates, and is marketed and sold by the Seller and its Affiliates under the trademark CombiPatch(TM) in the Territory as of the Closing Date.



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         Securities and Exchange Commission. Asterisks denote omissions.


         "CONFIDENTIAL INFORMATION" means all proprietary data, know-how and related information, including all INDs, NDAs, Regulatory Approvals, the content of any unpublished patent applications, operating methods and procedures, marketing, distribution and sales methods and systems, sales figures and other business information and shall include, without limitation, information disclosed or accessed pursuant to Sections 7.2 (Right of Reference) and 7.3 (Adverse Event Reports and Provision of Safety Information) hereof.

         "CONSIDERATION" means twenty-five million United States Dollars ($25,000,000), being the aggregate of the Purchase Price and the Service Fee.

         "DAMAGES" means all liabilities, demands, obligations, assessments, judgments, levies, losses, fines, penalties, damages (including but not limited to compensatory damages), costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, reasonably sustained or incurred in connection with the defense or investigation of any claims, actions or causes of action (including, without limitation, any proceedings to establish insurance coverage), suits, deficiencies, regulatory, legal, administrative, arbitration, legislative or judicial proceedings or investigations.

         "DISCLOSING PARTY" has the meaning set forth in Section 10.1(a) hereof.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.3 hereof.

         "FDA" means the United States Food and Drug Administration and any successor agency thereto.

         "FDA ACT" means the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, as amended from time to time.

         "IND" means an Investigational New Drug Application as defined in the FDA Act.

         "INDEMNITY CAP AMOUNT" has the meaning set forth in Section 11.2(b) hereof.

         "INDEMNITY DEDUCTIBLE AMOUNT" has the meaning set forth in Section 11.2(b) hereof.

         "INVENTORY" has the meaning set forth in Section 2.2(a) hereof.

         "NDA" means a New Drug Application as defined in the FDA Act.

         "NOVARTIS PHARMA 2001 SUBLICENSE AGREEMENT" means the Sublicense Agreement among the Seller, Rhone-Poulenc Rorer Inc., Aventis Pharmaceuticals Products Inc., Rhone-Poulenc Rorer International Holdings Inc., Noven Pharmaceuticals, Inc. and Novartis Pharma AG and executed on the Closing Date.

         "NOVARTIS PHARMA SUBLICENSE AGREEMENT" means the Sublicense Agreement between the Seller and Novartis Pharma AG dated September 30, 1999.

         "ONGOING OBLIGATIONS" has the meaning set forth in Section 6.8 hereof.

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         Securities and Exchange Commission. Asterisks denote omissions.


         "PERSON" means any corporation, partnership, joint venture, other entity or natural person.

         "PURCHASE PRICE" has the meaning set forth in Section 4.1(a) hereof.

         "PURCHASED ASSETS" has the meaning set forth in Section 2.2 hereof.

         "PURCHASER'S ANCILLARY DOCUMENTS" has the meaning set forth in Section 5.1(b) hereof.

         "PURCHASER INDEMNITEES" has the meaning set forth in Section 11.3 hereof.

         "PURCHASER SUBLICENSE LETTER AGREEMENT" means the Letter Agreement between, inter alia, the Purchaser and Novartis Pharma AG dated March 29, 2001 pursuant to which Novartis Pharma AG shall offer to sublicense to the Purchaser all of its rights under the Novartis Pharma 2001 Sublicense Agreement in the Territory on a product-by-product basis.

         "REBATES" has the meaning set forth in Section 3.1(d) hereof.

         "RECEIVING PARTY" has the meaning set forth in Section 10.1(a) hereof.

         "REGULATORY AND CLINICAL MATERIALS" means all documents, supporting materials and other materials relating to any Regulatory Approval or other matter required to be submitted to any regulatory authority in relation to the CombiPatch Product in the Territory, including, without limitation, the IND and NDA and documents, supporting materials and other materials relating to any drug master file, investigators' brochures, clinical study (including, without limitation, any Phase IV clinical study), safety data, adverse event reports, questionnaires, consultants reports, correspondence (including, without limitation, correspondence with any regulatory authority), batch reports, protocols, specifications, quality assurance, quality control, customer queries and any responses thereto, and any compilation or evaluations thereof, and question and answer scripts.

         "REGULATORY APPROVAL" means filing for and receipt of all governmental and regulatory registrations and approvals (including, but not limited to, approvals of all final labeling of the CombiPatch Product) required for the marketing and sale of the CombiPatch Product in the Territory.

         "REGULATORY AUTHORITY" means the U.S. Food and Drug Administration, and any equivalent regulatory agency in any other country.

         "RELATED AGREEMENTS" means the Novartis Pharma 2001 Sublicense Agreement, the Purchaser Sublicense Letter Agreement, the Amendment Agreement and the Vivelle License Agreement.

         "SAFETY AGREEMENT" has the meaning set forth in Section 7.3(b) hereof.

         "SALES AND PROMOTIONAL MATERIALS" means all sales and promotional materials, advertising literature, physical manifestations of all web site content and web site artwork associated with the domain name COMBIPATCH.COM, product support materials, reference materials, programs, trade exhibit materials, signage, training materials, promotional items and giveaways,


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         Securities and Exchange Commission. Asterisks denote omissions.


including, without limitation, all bluelines, artwork and other materials related to the development or production thereof, in each case relating exclusively to the CombiPatch Product or such parts thereof as relate exclusively to the CombiPatch Product. The parties agree to deal with Sales and Promotional Materials that bear the corporate name or corporate logo of the Seller or any of its Affiliates on a case-by-case basis.

         "SELLER INDEMNITEES" has the meaning set forth in Section 11.2 hereof.

         "SELLER'S ANCILLARY DOCUMENTS" has the meaning set forth in Section 5.2(b) hereof.

         "SERVICE FEE" has the meaning set forth in Section 4.1(a) hereof.

         "SUBLICENSED NOVEN INTELLECTUAL PROPERTY" means Noven's Patent Rights and Noven's Technology (as each such term is defined in the Noven License Agreement) which are licensed to the Seller pursuant to the Noven License Agreement.

         "TERRITORY" means the United States and its territories and possessions.

         "TRADE DRESS" means the total image of the CombiPatch Product and its packaging, including, without limitation, the color, color combinations, graphics and overall design of the CombiPatch Product packaging and the color and shape of the CombiPatch patch. Notwithstanding the foregoing, the Trade Dress shall not include the name "Aventis" or any corporate logo or corporate mark of the Seller.

         "TRADEMARKS" means the CombiPatch(TM), Estalis(R), and Estrelle(TM) trademarks, in each case including all pending applications and registrations therefor and all Trade Dress and goodwill associated with any of the foregoing.

         ***.

         "VIVELLE" means Vivelle Ventures LLC, a Delaware limited liability company and, for the purposes of this Agreement and the rights exercised by, actions taken by, deliveries made to and obligations performed by the Purchaser hereunder shall mean any Affiliate of Vivelle acting on behalf of or for the benefit of Vivelle.

         "VIVELLE LICENSE AGREEMENT" means the License and Assignment Agreement between Noven and the Purchaser dated on the Closing Date.

         1.2 RIGHTS AND OBLIGATIONS OF THE PURCHASER. The rights granted to the Purchaser hereunder and the obligations assumed by the Purchaser hereunder may be exercised and performed by, and any actions to be taken by or deliveries to be made to the Purchaser may be taken by or delivered to, the Purchaser or any other Person acting on behalf of the Purchaser, including, without limitation, Noven and Novartis Pharmaceuticals Corporation.

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         1.3 PRODUCT FORMULATED AS OF THE DATE HEREOF. Wherever, in this
Purchase Agreement, reference is made to the CombiPatch Product "formulated as of the date hereof", such expression may include different dosage strengths of the CombiPatch Product. To be considered CombiPatch Product "formulated as of the date hereof", such formulation must ***.

                                   ARTICLE II.

                           PURCHASE AND SALE OF ASSETS

         2.1 PURCHASE AND SALE OF ASSETS. On the terms and conditions of this Purchase Agreement, at the Closing the Seller, and APPI, as the case may be, shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept, all right, title and interest in and to the Purchased Assets. The Purchased Assets shall be sold to the Purchaser free and clear of any liens, title claims, encumbrances or security interests.

         2.2 THE PURCHASED ASSETS. The "PURCHASED ASSETS" consist of the following items and no others:

                  (a) INVENTORY. All complete lots of the Seller's or its Affiliates' finished, packaged trade lot inventory and samples of the CombiPatch Product existing as of the date hereof which are labeled for sale, distribution or use in the Territory, and are in any of the Seller's or any of its Affiliate's distribution centers, any third party distribution centers or are in transit from the site of manufacturing to such distribution centers, excluding any of such CombiPatch Product held in quarantine and also excluding samples in the possession or control of the Seller's or its Affiliates' sales representatives (collectively, the "Inventory"), and all warranties regarding the Inventory provided by Noven pursuant to the Noven License Agreement and the related Supply Agreement, dated as of June 26, 1992, between an Affiliate of the Seller and Noven, and all placebos currently held for use by the Seller or its Affiliates in the Territory. The Inventory as at the Closing Date is listed in
SCHEDULE 2.2(A);

                  (b) CUSTOMER AND OTHER INFORMATION. Originals or duplicate copies of all customer lists, customer records and information, and books and records held by the Seller and its Affiliates on the Closing Date which relate to the marketing, advertising, promotion, sale and distribution of the CombiPatch Product in the Territory, in each case relating exclusively to the CombiPatch Product or such parts thereof as relate exclusively to the CombiPatch Product, and in each case, whether created before or after launch of the CombiPatch Product in the Territory;

                  (c) CONTRACTS. To the extent assignable, all of the contracts listed in SCHEDULE 2.2(c)

                  (d) SALES AND PROMOTIONAL MATERIALS. All Sales and Promotional Materials approved for use in the Territory, whether approved before or after launch of the CombiPatch Product in the Territory, and, if any, in draft form or currently subject to approval for use in the Territory, and held by the Seller or its Affiliates on the Closing Date, excluding Sales and Promotional Materials in the possession or control of the Seller's or its Affiliates' sales


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         Securities and Exchange Commission. Asterisks denote omissions.


representatives on the Closing Date, and all rights to such Sales and Promotional Materials, including, without limitation, all copyrights therein; PROVIDED, HOWEVER, that any original materials which are associated with both COMBIPATCH.COM and MENOPAUSEMATTERS.COM shall be transferred, assigned and delivered to Novartis Pharma AG pursuant to the Novartis Pharma 2001 Sublicense Agreement;

                  (e) REGULATORY APPROVAL MATERIALS. The INDs, NDAs and other Regulatory Approvals listed in SCHEDULE 2.2(E) and all ongoing communications with regulatory agencies related thereto and the Regulatory and Clinical Materials;

                  (f) COMBIPATCH KNOW-HOW. All of the Seller's and its Affiliates' right, title and interest in any CombiPatch Know-How existing as of the Closing Date, which CombiPatch Know-How is listed in SCHEDULE 2.2(F); and

                  (g) TRADEMARKS. The Trademarks in the Territory, together with all goodwill associated with the CombiPatch Business in the Territory, including, but not limited to: (a) all registrations and pending applications for the Trademarks in the Territory, as set forth in SCHEDULE 2.2(G); (b) renewals thereof; (c) all income, royalties, damages and payments hereafter due and/or payable with respect thereto, including, without limitation, damages and payment for future infringements thereof; and (d) the right to sue for past, present or future infringement thereof. For the avoidance of doubt, the Purchased Assets do not include any rights to the Trademarks outside the Territory, including, without limitation: (y) all income, royalties, damages and payments hereafter due and/or payable with respect thereto outside the Territory, including, without limitation, damages and payment for future infringements thereof; and (z) the right to sue for past, present or future infringement thereof outside the Territory.

         2.3 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, and subject to the transfer of any of the rights, title and interest in assets transferred or to be transferred by the Seller and its Affiliates under any of the Related Agreements, the Purchased Assets shall not include, and the Seller and its Affiliates shall retain all of its rights, title and interest in and to, all assets, properties or rights of the Seller and its Affiliates other than those specifically enumerated as Purchased Assets in Section 2.2 (the "EXCLUDED ASSETS"). Without limiting the generality of the foregoing, the Purchased Assets shall not include (a) any accounts receivable or other right to receive payment arising out of or relating to the CombiPatch Product sold by the Seller or its Affiliates on or before the Closing Date; or (b) any right, title or interest in the Seller's or any of its Affiliates' corporate name, corporate service mark or corporate logo or NDC numbers used with respect to the CombiPatch Product, other than as set forth in Section 6.4.

         2.4 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Purchase Agreement, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of the Inventory or other Purchased Assets, and any such other representations or warranties are hereby expressly disclaimed.



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         Securities and Exchange Commission. Asterisks denote omissions.


         2.5 PHYSICAL TRANSFER OF INVENTORY AND CERTAIN OTHER PURCHASED ASSETS. On the Closing Date, the Seller and its Affiliates shall transfer to the Purchaser, or its designee, title to, and physical possession of:

         (a) the Inventory; PROVIDED, that the Seller shall provide physical possession to the Purchaser on the day after Closing of the amount of Inventory identified by the Purchaser as sufficient to meet its requirements for at least three (3) business days, with the remainder of the Inventory to be delivered within two (2) business days of the Closing and PROVIDED, FURTHER, that risk to the Inventory shall not pass to the Purchaser until delivery, on a lot by lot basis, to the Purchaser or its designee;

         (b) the customer lists, customer records and information identified in
Section 2.2(b);

         (c) all INDs, NDAs, Regulatory Approvals and other material identified in Section 2.2(e); and

         (d) documents and other materials containing or evidencing the CombiPatch Know-How, and the Purchaser shall be responsible for all marketing, advertising, promotion, sale and distribution of the CombiPatch Product in the Territory after the Closing Date. From and after the Closing Date the Seller and its Affiliates shall refer to the Purchaser all orders, requests and inquiries regarding the CombiPatch Product.

         2.6 PHYSICAL TRANSFER OF OTHER PURCHASED ASSETS. As soon as practicable after the Closing Date, but in no event later than one calendar month after the Closing Date, the Seller and its Affiliates shall transfer physical possession of:

         (a) the information, books and records described in Section 2.2(b), other than the information, books and records delivered on the Closing Date pursuant to Section 2.5 hereof;

         (b) the contracts listed in SCHEDULE 2.2(C);

         (c) the Sales and Promotional Materials; and

         (d) the Regulatory and Clinical Materials, other than as set forth in
Section 2.5(c) hereof, to the Purchaser. Further, as soon practicable after the Closing Date, but in no event later than two (2) calendar months after the Closing Date, the Seller shall provide a written declaration to the Purchaser certifying that all Sales and Promotional Materials in the possession or control of the Seller's and its Affiliates' sales representatives on the Closing Date have been destroyed.



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         Securities and Exchange Commission. Asterisks denote omissions.


                                  ARTICLE III.

                            ASSUMPTION OF LIABILITIES

         3.1 ASSUMPTION OF ASSUMED LIABILITIES. Subject to the terms and conditions of this Purchase Agreement, as of the Closing Date, the Purchaser shall assume, and shall be solely and exclusively liable with respect to, and shall pay, perform, discharge and satisfy when due, the following liabilities of the Seller (collectively, the "ASSUMED LIABILITIES"):

         (a) all liabilities of the Seller under any portion of any contract included in the Purchased Assets which according to such contract relate to periods after the Closing Date and are to be paid, performed, discharged or satisfied after the Closing Date; PROVIDED, HOWEVER the Seller shall retain the balance of the liabilities under such contracts including without limitation, all accounts payable as of the Closing Date;

         (b) all liabilities (i) arising out of the use, storage, handling, sale or other disposal of the CombiPatch Product sold or otherwise disposed of in the Territory following the Closing Date, including, without limitation, all liabilities for product liability, returned goods and Rebates; and (ii) arising from or relating to the storage, handling or use of any Inventory by or on behalf of the Purchaser or any of its Affiliates at any time after the delivery of the Inventory to the Purchaser pursuant to Section 2.5; PROVIDED, HOWEVER, that the Seller and its Affiliates shall retain all liabilities (A) arising out of the use, sale or other disposal of the CombiPatch Product sold or otherwise disposed of on or before the Closing Date, including, without limitation, all liabilities for product liability, returned goods and Rebates; and (B) arising from or relating to the storage, handling or use of any Inventory by or on behalf of the Seller or any of its Affiliates at any time prior to the delivery of the Inventory to the Purchaser pursuant to Section 2.5;

         (c) Subject to Section 3.1(b) above, all liabilities in respect of any CombiPatch Product warranties and any returned CombiPatch Product for any CombiPatch Product sold or otherwise disposed of after the Closing Date; PROVIDED, HOWEVER, that in respect of such liabilities attributable to any CombiPatch Product that is returned without solicitation or inducement by the Purchaser and in accordance with the Seller's returned goods policy and practices, and that was sold by the Seller or its Affiliates on or before the Closing Date, the Seller shall reimburse the Purchaser within thirty (30) days of being invoiced by the Purchaser for the costs of replacing such CombiPatch Product or the rebate or credit issued in lieu of such replacement; PROVIDED, FURTHER, that the cumulative total of such invoices shall not exceed ***, that the Seller shall not be liable for any CombiPatch Product returned more than *** after the Closing Date and that, on request by the Seller the Purchaser will provide the Seller with copies of such backup documentation as is reasonably necessary to the Seller to support Purchaser's reimbursement claims under this
Section 3.1(c), including without limitation invoices showing the number of pieces returned and the lot number of each such piece. A copy of the Seller's returned goods policy is attached hereto as SCHEDULE 3.1(c); and


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (d) all liabilities in respect of all governmental and non-governmental chargebacks, rebates or discounts with respect to the CombiPatch Product (collectively, "REBATES"); PROVIDED, HOWEVER, that the Purchaser shall not assume, and the Seller and its Affiliates shall retain:

                           (i) in relation to any Rebate for which payment is referable to an event with an Activity Date, such liabilities with respect to Rebates with an Activity Date on or prior to the Closing Date; and

                           (ii) in relation to all other Rebates, such liabilities with respect to Rebates which relate to any CombiPatch Product sold or otherwise disposed of by or on behalf of the Seller or its Affiliates; PROVIDED, HOWEVER, that, with respect to Rebates related to Contracts assigned by the Seller to the Purchaser that are billed on a quarterly basis the Seller shall only retain such liabilities, and will make all payments to the relevant parties for Rebates, for *** after the last day of the quarter in which the Closing Date falls. Notwithstanding the foregoing, the Purchaser shall reimburse the Seller, within forty-five (45) days of invoice or other written request for payment, for the amount of any such payments to the extent that they relate to Rebates which relate to any CombiPatch Product sold or otherwise disposed of by or on behalf of the Purchaser after the Closing Date; PROVIDED, HOWEVER, that on request by the Purchaser, the Seller will provide the Purchaser with copies of such backup documentation as is reasonably necessary to the Purchaser to support the Seller's reimbursement claims under this Section 3.1(d).

         3.2 EXCLUDED LIABILITIES. Except for the Assumed Liabilities and the Purchaser's other obligations under this Purchase Agreement and the Related Agreements, the Seller and its Affiliates shall retain and the Purchaser is not assuming and will not in any way be liable or responsible for any liabilities, obligations or indebtedness of the Seller or its Affiliates, whether relating to the Purchased Assets or otherwise, of any kind or nature whatsoever, whether due or to become due, absolute or contingent, direct or indirect, asserted or unasserted, including, without limitation, claims relating to product defects, warranties and/or destruction of any CombiPatch Product.

         3.3 RETENTION OF RIGHTS. Nothing in this Purchase Agreement shall impair or limit the right and ability of the Seller or any Affiliate or sublicensee of the Seller to make or have made CombiPatch Product in the Territory solely for the purpose of selling or transferring such CombiPatch Product to Affiliate(s), permitted sublicensees and/or unaffiliated third parties for development, marketing, distribution, sale or use in Japan, or pursuant to the Novartis Pharma Sublicense Agreement.

                                       10
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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                                   ARTICLE IV.

                  PURCHASE PRICE, MANNER OF PAYMENT AND CLOSING

         4.1 PURCHASE PRICE AND SERVICE FEE. (a) The purchase price (the "PURCHASE PRICE") of the Purchased Assets shall equal:

                  (i) *** for the Purchased Assets (other than the Inventory); plus

                  (ii) the Seller's standard costs for the Inventory which allocated value is *** as of the Closing Date.

Further, in consideration of the transition services to be provided pursuant to Sections 6.1 (Transition Manager) and 7.1 (Transfer of Regulatory Approvals) hereof, the Purchaser shall pay to the Seller a service fee ("SERVICE FEE") of
***.

                  (b)  ***.

         4.2 MANNER OF PAYMENT OF THE PURCHASE PRICE AND SERVICE FEE. On the Closing Date, the Purchaser shall pay to the Seller the Purchase Price and the Service Fee by payment of an amount equal to twenty-five million United States Dollars ($25,000,000) by wire transfer to an account or accounts designated in writing by the Seller.

         4.3 TIME AND PLACE OF CLOSING. The closing of the Transaction contemplated by this Purchase Agreement shall be consummated (the "CLOSING") at 10:00 a.m. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York on the Closing Date or at such other place as the parties determine. The Closing shall be deemed to be effective as of 11:59 p.m. on the Closing Date.

         4.4 CONDITIONS TO CLOSING. Each party's obligation to carry out the transactions contemplated by this Purchase Agreement shall be subject to: (a) receipt of all necessary consents from third parties, including governmental authorities other than the FDA for the transfer of the Regulatory Approvals; (b) the execution by the relevant parties thereto of each of the Related Agreements; and (c) the Seller's, APPI's and their respective Affiliates' compliance with their obligations pursuant to Section 4.6.

         4.5 CLOSING DELIVERIES. In addition to the deliveries contemplated under Section 2.5, at the Closing, the parties shall execute and deliver such bills of sale, assignments, documents of title, instruments of assumption, closing certificates and other documents as are reasonably required in order to effectuate the consummation of the transaction contemplated hereby. All documents to be delivered by a party shall be in form and substance reasonably satisfactory to the other party. Without limiting the foregoing, at the Closing the Seller and/or APPI, as the case may be, shall deliver to the Purchaser:


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (a) a bill of sale for the Inventory, in the form attached as EXHIBIT A hereto, which includes a schedule listing the Inventory as at the Closing Date;

         (b) a letter from the Seller to the FDA, in the form attached as EXHIBIT B hereto, notifying the FDA of the transfer of the Regulatory Approvals to the Purchaser; and

         (c) such duly executed forms and documentation as may be required by the Purchaser to effect the transfer of the Trademarks to the Purchaser in the Territory.

         4.6 SELLER'S OBLIGATIONS PENDING CLOSING. Except as otherwise agreed in writing, from the date hereof until the Closing, the Seller, APPI, and their respective Affiliates shall:

         (a) conduct the CombiPatch Business only in accordance with its usual, regular and ordinary course of business in substantially the same manner as conducted prior to the date hereof, service all reasonable demand for the CombiPatch Product in the Territory, and take no actions to affect the price of the CombiPatch Product in the Territory;

         (b) maintain the Purchased Assets in good and workmanlike manner;

         (c) do nothing to damage the goodwill associated with the CombiPatch Business in the Territory or the Trademarks in the Territory;

         (d) maintain the Contracts in full force and effect, and comply with all material obligations under the Contracts;

         (e) not sell, transfer, lease, mortgage, encumber or otherwise dispose of any interest in any of the Purchased Assets other than in the ordinary course of business; and

         (f) allow the Purchaser and its representatives access to the books, records, and employees of the Seller at all times reasonably requested by the Purchaser to verify the Seller's and its Affiliates' compliance with the foregoing obligations.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         5.1 PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Seller as of the date hereof and the Closing Date that:

         (a) ORGANIZATION. The Purchaser is a limited liability company duly organized, existing and in good standing, under the laws of the State of Delaware.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (b) POWER, AUTHORITY AND ENFORCEABILITY. The Purchaser has full power and authority to enter into and perform this Purchase Agreement, the Related Agreements to which it is a party and all documents and instruments to be executed by the Purchaser pursuant to this Purchase Agreement (collectively, the "PURCHASER'S ANCILLARY DOCUMENTS"). This Purchase Agreement, the Related Agreements and the Purchaser's Ancillary Documents have been duly executed and delivered by duly authorized signatories of the Purchaser. This Purchase Agreement, the Related Agreements and the Purchaser's Ancillary Documents are valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

         (c) CONSENTS. Except for the consents obtained on or prior to the Closing Date pursuant to Section 4.4 hereof and the notice to the FDA described in Section 4.5 hereof, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other Person is required for the execution and delivery by the Purchaser of this Purchase Agreement, the Related Agreements to which it is a party and the Purchaser's Ancillary Agreements, and the consummation by the Purchaser of the Transaction contemplated by this Purchase Agreement, the Related Agreements and the Purchaser's Ancillary Documents.

         (d) NO VIOLATION. Neither the execution and delivery of this Purchase Agreement, the Related Agreements to which it is a party and the Purchaser's Ancillary Documents by the Purchaser, as the case may be, nor the consummation by the Purchaser of the Transaction contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's Operating Agreement or other governing or charter document, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award or any agreement binding upon the Purchaser or its assets.

         (e) NO DEFAULT. The Purchaser is not a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Purchaser according to the terms of this Purchase Agreement and the Related Agreements will be a default, or whereby timely performance by the Purchaser according to the terms of this Purchase Agreement and the Related Agreements may be prohibited, prevented or delayed.

         (f) LITIGATION. There is no action or proceeding pending or, to knowledge of the Purchaser, threatened against the Purchaser or any of its Affiliates before any court, arbitrator, administrative agency or other tribunal which could have a material adverse impact upon the Purchaser's right, power and authority to enter into this Purchase Agreement and the Related Agreements, to receive the rights granted to the Purchaser hereunder and thereunder, to grant the rights granted to the Seller hereunder or thereunder or to otherwise carry out its obligations hereunder or thereunder.

         5.2 SELLER'S AND APPI'S REPRESENTATIONS AND WARRANTIES. The Seller and APPI, as the case may be, each represents and warrants to the Purchaser as of the date hereof and the Closing Date that:

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (a) ORGANIZATION. Each of the Seller and APPI is a corporation duly organized, existing and in good standing, under the laws of the State of Delaware. The Seller and its Affiliates have all necessary corporate power and authority to market and sell the CombiPatch Product in the Territory as such activities are now being conducted.

         (b) POWER, AUTHORITY AND ENFORCEABILITY. Each of the Seller and APPI has full corporate power and authority to enter into and perform this Purchase Agreement, the Related Agreements to which it is a party and all documents and instruments to be executed by the Seller or APPI, as the case may be, pursuant to this Purchase Agreement (collectively, the "SELLER'S ANCILLARY DOCUMENTS"). This Purchase Agreement, the Related Agreements to which it is a party and the Seller's Ancillary Documents have been duly executed and delivered by duly authorized signatories of the Seller or APPI, as the case may be. This Purchase Agreement, the Related Agreements to which it is a party and the Seller's Ancillary Documents are valid and binding obligations of the Seller or APPI, as the case may be, enforceable against the Seller or APPI, as the case may be, in accordance with their respective terms.

         (c) COMPLIANCE WITH LAW. The Seller, and its operation of the CombiPatch Business, is and has been in compliance in all respects with any and all applicable law (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of any governmental authority.

         (d) CONSENTS. Except for the consents obtained on or prior to the Closing Date pursuant to Section 4.4 hereof and the notice to the FDA described in Section 4.5 hereof, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other Person is required for the execution and delivery by the Seller or APPI, as the case may be, of this Purchase Agreement, the Related Agreements and the Seller's Ancillary Documents, and the consummation by the Seller and APPI of the Transaction contemplated by this Purchase Agreement, the Related Agreements and the Seller's Ancillary Documents.

         (e) NO VIOLATION. Neither the execution and delivery of this Purchase Agreement, the Related Agreements and the Seller's Ancillary Documents, as the case may be, nor the consummation by the Seller and APPI of the Transaction contemplated hereby and thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's or APPI's Certificate of Incorporation or By-laws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award or any material agreement binding upon the Seller, APPI or their respective assets.

         (f) NO DEFAULT. Neither the Seller nor APPI is a party to any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by the Seller or APPI according to the terms of this Purchase Agreement and the Related Agreements will be a default, or whereby timely performance by the Seller or APPI according to the terms of this Purchase Agreement and the Related Agreements may be prohibited, prevented or delayed.

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (g) TITLE TO PURCHASED ASSETS. The Seller has good and marketable title to or, as the case may be, a valid contract right in, and the corporate power to sell, the Purchased Assets (except the Trademarks), free and clear of any liens, title claims, encumbrances and security interests. APPI has good and marketable title to or, and the corporate power to sell, the Trademarks, free and clear of any liens, title claims, encumbrances and security interests. No unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets has been recorded, filed, executed or delivered.

         (h) NO INCONSISTENT RIGHTS. There are no outstanding assignments, grants, licenses, obligations or agreements, either written, oral or implied, materially inconsistent with this Purchase Agreement and the Seller and APPI have the right to assign the Purchased Assets.

         (i) CLAIMS. There is no claim, action or proceeding pending, or to the knowledge of the Seller or APPI, threatened against the Seller, APPI or any of their respective Affiliates, before any court, arbitrator, administrative agency or other tribunal which could have a material adverse impact upon the CombiPatch Business, any of the Purchased Assets, the Seller's and APPI's right, power and authority to enter into this Purchase Agreement and the Related Agreements, to receive the rights granted to the Seller hereunder or thereunder, to grant the rights granted to the Purchaser hereunder and thereunder or to otherwise carry out its obligations hereunder or thereunder, and to the knowledge of the Seller and APPI, there are no grounds for any such claim, action or proceeding.

         (j) CONTRACTS. The Seller has disclosed to the Purchaser all material contracts, agreements and arrangements related to the CombiPatch Product to which the Seller or any of its Affiliates is a party. Without limiting the foregoing, the Contracts include all contracts, agreements or arrangements of the Seller or any of its Affiliates with any city, state or federal agency, or any retail chain or managed care provider which relate to the CombiPatch Product. Except as specifically disclosed in SCHEDULE 2.2(C), no consent is required for the transfer or assignment of any of the Contracts from any third party, including, without limitation, any party to any of the Contracts.

         (k) BOOKS AND RECORDS. The books, records and other materials assigned under Sections 2.2(b), (d) and (e) contain a complete and accurate record of the Seller's and its Affiliates' operation of the CombiPatch Business, and do not contain any statement which is false or misleading in any material respect, or omit to state any material fact required to be stated in order to make the statements therein not misleading.

         (l) REGULATORY APPROVALS. The Regulatory Approvals listed in SCHEDULE 2.2(E) constitute all of the existing INDs and NDAs and other regulatory or governmental approvals regarding the CombiPatch Product in the Territory.

         (m) INVENTORY. The amount of Inventory at Closing (including any Inventory ordered and paid for by the Seller, which Inventory shall be delivered directly to the Purchaser) shall be as set forth in Schedule 5.2(m). The



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


Inventory as of the Closing Date consists of items of a quality, condition and quantity consistent with normal inventory levels of the Seller and its Affiliates and is usable and saleable in the ordinary and usual course of business for the purposes for which it is intended. ***.

         (n) WARRANTIES. Except as set forth in SCHEDULE 5.2(N), neither the Seller nor any of its Affiliates have made any oral or written warranties with respect to the quality or absence of defects in any CombiPatch Product sold in the Territory which warranties are in force as of the date hereof.

         (o)      INTELLECTUAL PROPERTY.

                           (i) To the extent indicated in SCHEDULE 2.2(G), each of the Trademarks has been duly registered in, filed in or issued by the United States Patent and Trademark Office, and each such registration, filing and issuance remains in full force and effect. No Trademark has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid. There are no oppositions or other contested proceedings, either pending or, to the best knowledge of the Seller or APPI, threatened, in the United States Patent and Trademark Office relating to any pending application with respect to any of the Trademarks.

                           (ii) APPI has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Trademarks.

                           (iii) Neither the Seller, APPI nor any of their respective Affiliates is a party to any license or agreement, whether as licensor, licensee, or otherwise, with respect to any Trademark or CombiPatch Know-How except for the Related Agreements and the Novartis Pharma Sublicense Agreement, and, as of the Closing Date, the Novartis Pharma 2001 Sublicense Agreement.

                           (iv) All copies of all items of CombiPatch Know-How which have been reduced to writing or other tangible form will be or have been delivered by the Seller to the Purchaser at Closing. There are no issued patents, or any applications therefor, or licenses relating to any CombiPatch Know-How, except, to the extent applicable, the Noven License Agreement.

                           (v) None of the Seller's or APPI's or any of their respective Affiliates' use of any of the Trademarks or CombiPatch Know-How (including, without limitation, the development, marketing, sale or distribution of the CombiPatch Product and the general conduct and operations of the CombiPatch Business) violates, infringes, misappropriates or misuses any intellectual property rights of any third party.

                           (vi) Except as set forth in SCHEDULE 5.2(O), neither the Seller, APPI nor any of their respective Affiliates has received any written notice or claim from any third party challenging the right of the Seller, APPI or any of their respective Affiliates to use any of the Trademarks or CombiPatch Know-How. To the best knowledge of the




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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         Seller and APPI, with respect to the CombiPatch Business there is no pending or threatened claims by any third party of a violation, infringement, misuse or misappropriation by the Seller or any of its Affiliates of any intellectual property owned by any third party, or for expungement of any of the Trademarks, and to the best knowledge of the Seller and APPI, there is no valid basis for any such claims.

                           (vii) The Seller has secured valid written assignments, from all consultants and employees who contributed to the creation or development of any CombiPatch Know-How, of the rights to such contributions that the Seller does not already own by operation of law.

                           (viii) The Seller and its Affiliates have disclosed the CombiPatch Know-How only in the ordinary course of business. The Seller, its Affiliates and, to the Seller's knowledge, its sublicensees, have taken all necessary and reasonable steps to protect and preserve the confidentiality of all CombiPatch Know-How and all customer lists related to the CombiPatch Business, and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and the Seller, its Affiliate or sublicensee or used by the Seller, its Affiliate or sublicensee in the Regulatory Approvals process.

                           (ix) The Seller has no actual knowledge indicating that any use, sale or other disposal of the CombiPatch Product in the Territory by the Purchaser will infringe any issued third-party patent right or any patent right of the Seller or any Affiliate of the Seller. Should the CombiPatch Product fall within a valid claim of a patent right of the Seller or any Affiliate of the Seller, the Seller shall grant the Purchaser a royalty-free, fully paid-up, non-exclusive license sufficient to allow the Purchaser, its Affiliates and sublicensees, to use, sell or otherwise dispose of the CombiPatch Product in the Territory.

         (p) SUFFICIENCY. The Purchased Assets, together with the rights which revert to Noven pursuant to the Amendment Agreement, comprise all the intangible rights and tangible assets necessary for the conduct of the CombiPatch Business in the Territory and include all the intangible rights actually used in the conduct of the CombiPatch Business in the Territory in the twelve (12) month period ending on the Closing Date.

         (q) DUE DILIGENCE. All documents, materials, representations and other information provided or made by or on behalf of the Seller, APPI and their respective Affiliates to the Purchaser in the course of the Purchaser's due diligence on the CombiPatch Product, the Purchased Assets and the CombiPatch Business are complete and accurate, and, taken as a whole, do not contain any statement which is false or misleading in any material respect or omit to state any material fact required to be stated in order to make the statements therein not misleading. The Seller, APPI and their respective Affiliates have produced to the Purchaser, in the course of the Purchaser's due diligence, all documents in existence which relate to any category of materials requested by the Purchaser in the course of the Purchaser's due diligence.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (r) OTHER AGREEMENTS. Neither the Seller nor any of its Affiliates is a party to any agreement, arrangement or understanding which relates to the subject matter of the Noven License Agreement, other than: (i) agreements, arrangements or understandings which relate only to both Japan and Persons which are not a party to this Agreement or any Related Agreement, and (ii) the Noven License Agreement, this Agreement and the Related Agreements.

         5.3 KNOWLEDGE. Where a representation or warranty contained in this
Article V is stated to be to a party's knowledge, this shall mean to the actual knowledge of the party's executive officers and executives or those of the party's employees working specifically on the Transaction.

         5.4 DISCLOSURE SCHEDULE. All exceptions noted in the applicable schedules to this Purchase Agreement shall be numbered to correspond to the applicable sections of this Purchase Agreement to which such exception refers; PROVIDED, HOWEVER, that any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

                                   ARTICLE VI.

                             POST-CLOSING AGREEMENTS

         6.1 TRANSITION MANAGER. For a period of six (6) months commencing on the Closing Date, the Seller shall make available to the Purchaser its Head of Regulatory Liaison, or that person's designee, each of whom is familiar with the CombiPatch Product and the CombiPatch Business, to receive questions from the Purchaser and to coordinate the timely response (which, in any event, shall be given within seven (7) days) to such inquiries with regard to the CombiPatch Product, the Purchased Assets or the Seller's operation of the CombiPatch Business in the Territory and to assist the Purchaser by providing to the Purchaser such information in the possession of the Seller as may be reasonably required by the Purchaser to ensure an orderly transition of the operation of the CombiPatch Business in the Territory to the Purchaser

         6.2 CERTAIN ASSIGNMENTS. Any other provision of this Purchase Agreement to the contrary notwithstanding, this Purchase Agreement shall not constitute an agreement to transfer or assign, or a transfer or assignment of, any claim, contract, lease, commitment, sales order or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempt at transfer or assignment thereof without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of the Purchaser or the Seller thereunder. The Seller shall use its best efforts to obtain all consents required under such contracts leases, commitments or orders prior to the Closing and for a period of sixty (60) days thereafter, and shall keep the Purchaser informed in relation to progress with respect thereto. The Seller's initial request for each consent shall be by way of a letter to the other party(s) to each such claim, contract, lease, commitment or order in substantially the form set forth in EXHIBIT E. During such period, the parties will cooperate in any arrangement mutually agreed in writing to provide





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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


the Purchaser the benefits under such claim, contract, lease, commitment or order. If such a consent or agreement to transfer or assign is not obtained for any reason after such 60-day period, the Seller shall not be required to transfer or assign such claim, contract, lease, commitment or order.

         6.3 SALES AND TRANSFER TAXES AND FEES. The parties shall share equally all sales, transfer and/or use taxes, recording fees and personal property title application fees on transfer of the Purchased Assets and the Assumed Liabilities arising by virtue of the sale of the Purchased Assets to the Purchaser, regardless of whether the liability for said taxes or fees is imposed by law upon the Seller or upon the Purchaser. The parties will cooperate to minimize all such sales, transfer and/or use taxes, recording fees and personal property title application fees.

         6.4 OVERSTICKERING. The Purchaser shall not distribute any Sales and Promotional Materials or distribute, sell or otherwise dispose of Inventory of the CombiPatch Product bearing any corporate name, corporate mark or NDC number of the Seller; PROVIDED, HOWEVER, that for a period of six (6) months following the Closing Date, the Purchaser may distribute Sales and Promotional Materials and distribute, sell or otherwise dispose of Inventory of the CombiPatch Product which have been overstickered such that any corporate name and corporate mark of the Seller are not visible, and PROVIDED, FURTHER, that the Purchaser may distribute, sell and otherwise dispose of CombiPatch Product bearing the NDC number of the Seller until the later of: (a) depletion of the Inventory and all packaging for the CombiPatch Product assigned and transferred to the Purchaser hereunder; and (b) receipt by the Purchaser of a NDC number for the CombiPatch Product.

         6.5 ADDITIONAL COVENANTS REGARDING PURCHASED ASSETS. The parties agree to handle post-Closing issues related to certain of the Purchased Assets as follows:

         (a) The Purchaser shall obtain a new NDC number for the CombiPatch Product promptly after the Closing, but in no event later than five (5) days after the Closing and shall use commercially reasonable efforts to have its labeling for CombiPatch Product approved by the FDA and to use such new NDC number on all invoices, orders and other communications with customers and regulatory authorities and to communicate such new NDC numbers to its customers by no later than September 1, 2001.

         (b) The Seller shall dispose of all CombiPatch Product trade lots (including, without limitation, any partial lots), samples and sample coupons not acquired by the Purchaser hereunder as part of the Inventory, including, without limitation, the collection and disposal of all samples and sample coupons in the possession of the Seller's and its Affiliates' sales representatives as of the Closing Date, and shall certify the results of such collection and disposal to the Purchaser within sixty (60) days of the Closing.

         (c) At or within two (2) days of the Closing, the Seller shall provide the Purchaser with all purchase orders for CombiPatch Product received by the Seller or any of its Affiliates: (i) prior to or on the Closing Date but not fulfilled prior to or on the Closing Date; or (ii) after the Closing Date. The Purchaser shall be entitled, in its sole discretion, to fulfill such orders in its own name or to contact the customers to cancel and replace such orders.

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (d) The applicable representatives of the parties shall cooperate to transition the use of the CombiPatch website materials to minimize the disruption of any access to the website materials by the public. Without limiting the foregoing, the Seller shall maintain all such websites pending their transition to the Purchaser.

         6.6 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to transfer and convey the Purchased Assets to the Purchaser on the terms herein contained, and to otherwise comply with the terms of this Purchase Agreement and consummate the transaction contemplated hereby.

         6.7 SURVIVAL OF PROVISIONS. The rights of the respective parties to make a claim for breach of the representations and warranties made in this Purchase Agreement shall survive the Closing and remain in full force and effect: (a) for a period of *** thereafter for all representations and warranties other than those identified below; (b) *** for the representations and warranties contained in Section 5.2(o) (Intellectual Property); and (c) *** for the representations and warranties contained in Sections 5.1(a) (Purchaser's Organization) and 5.2(a) (Seller's Organization). The obligations of the parties to perform the covenants, duties and obligations contained in this Purchase Agreement shall survive the Closing and continue until such covenants, duties and obligations have been fully performed in accordance with their respective terms. The provisions of Articles IX (Intellectual Property Claims) , XI (Indemnification) and XII (Miscellaneous) inclusive and Section 10.1 (Confidentiality; Press Releases) shall also survive termination or expiration of the Ongoing Obligations.

         6.8 ONGOING OBLIGATIONS. The rights and obligations set forth in Sections 7.2 (Right of Reference), 7.3 (Adverse Event Reports and Provision of Safety Information), 8.2 (Use of the Trademarks by the Seller and APPI outside the Territory) and 10.2 (Non-Competition) (collectively, the "ONGOING OBLIGATIONS") shall commence as of the Closing Date and shall survive until termination pursuant to this Section 6.8. If either party commits a material breach of any Ongoing Obligation, or materially defaults in the performance or observance of any Ongoing Obligation, and (i) such party fails, within sixty
(60) days after receipt of notice of the material breach from the other party, to remedy such breach or default or to have agreed to a plan for remedy of such breach or default and (ii) the parties shall have exhausted the dispute resolution procedures provided in Section 12.1 without resolving their dispute regarding the material breach; PROVIDED that the time periods contemplated by the foregoing clauses (i) and (ii) may run concurrently and need not be sequential, the other party may terminate the rights and obligations of the parties under the Ongoing Obligations.

                                  ARTICLE VII.

                           REGULATORY APPROVAL ISSUES

         7.1 TRANSFER OF REGULATORY APPROVALS. On the Closing Date, the Seller shall transfer to the Purchaser or its designee the Regulatory Approvals set forth in SCHEDULE 2.2(E) hereto. Following such transfer, the Purchaser shall be solely responsible for obtaining all Regulatory Approvals regarding the



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         Securities and Exchange Commission. Asterisks denote omissions.


CombiPatch Product in the Territory, as well as all ongoing regulatory compliance relating to the CombiPatch Product in the Territory. As of the Closing Date, the Purchaser and its Affiliates shall retain all ownership of such Regulatory Approvals. For a period of up to six (6) months after the Closing Date, the Seller agrees that the Seller and/or its Affiliates shall reasonably assist the Purchaser by providing information regarding the regulatory compliance activities performed by the Seller and its Affiliates prior to the Closing Date in order to ensure an orderly transition of regulatory responsibilities regarding the CombiPatch Product in the Territory; PROVIDED, HOWEVER, that nothing in this Section 7.1 shall obligate the Seller to perform any regulatory-related activities with respect to the CombiPatch Product and/or the Regulatory Approvals following the Closing Date other than to provide the requested information.

         7.2 RIGHT OF REFERENCE AND ACCESS TO DATA.

         (a) ***.

         (b) ***.

         7.3 ADVERSE EVENT REPORTS AND PROVISION OF SAFETY INFORMATION.

         (a) Following the Closing Date, the Purchaser shall be solely responsible for complying with all legal and/or regulatory obligations in the Territory regarding the reporting of adverse events related to the CombiPatch Product after the Closing Date.

         (b) Each of the Purchaser and the Seller shall report to the other any potentially serious alleged adverse drug experiences with respect to the CombiPatch Product of which it becomes aware promptly, and in no event later than five (5) business days, after initial receipt of information regarding any such potentially serious alleged adverse drug experience by such party. Each such report shall identify lot numbers and customers affected, if known. Each of the Purchaser and the Seller will report to the other party summaries of any other adverse drug experiences with respect to the CombiPatch Product of which it becomes aware every twelve (12) months. The foregoing shall apply only until the parties establish and implement a procedure for the mutual exchange of adverse event reports and safety information associated with the CombiPatch Product. The parties agree that they shall promptly after the Closing Date (if not completed prior thereto) establish and implement a procedure for the mutual exchange of adverse event reports and safety information associated with the CombiPatch Product. Details of such procedure shall be the subject of a Safety Agreement to be attached to this Purchase Agreement as EXHIBIT C, agreed between the designated pharmacovigilance primary liaisons of the respective parties. The Safety Agreement shall be implemented at a time sufficient to permit compliance with applicable regulatory guidelines and regulations. The Safety Agreement may be updated by the parties from time to time and expanded in a manner sufficient to permit compliance with applicable regulatory authority guidelines and regulations.

         (c) Each of the Purchaser and the Seller agrees to supply the other party on an on-going basis with all necessary safety and stability data relating to the CombiPatch Product and not otherwise provided hereunder, and necessary to



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         Securities and Exchange Commission. Asterisks denote omissions.



such party or its Affiliates and sublicensees with respect to obtaining or maintaining regulatory approval for the marketing, use or sale of CombiPatch Product, in the Territory for the Purchaser and outside the Territory for the Seller. For the avoidance of doubt, nothing in this Section 7.3(c) shall obligate either party or, its respective Affiliates or sublicensees to provide the other party with data relating to any specific marketing or sales results.

                                  ARTICLE VIII.

                                   TRADEMARKS

         8.1 TRADEMARKS RIGHTS.

         (a) OWNERSHIP. The Seller and APPI each acknowledge that after the Closing Date, the Trademarks in the Territory will belong solely to, and all goodwill shall inure to the benefit of, the Purchaser. Neither the Seller nor APPI shall challenge the Purchaser's ownership in or rights to the Trademarks in the Territory.

         (b) MAINTENANCE. The Purchaser will be responsible, in its sole discretion, for maintaining the registrations for the Trademarks in the Territory after the Closing Date.

         (c) RECORDATION. The assignment papers to be delivered to the Purchaser in accordance with Section 4.5(c) shall be in recordable form sufficient to allow Purchaser to record and complete the transfer of ownership of the Trademarks to Purchaser with the appropriate authorities. The Seller and APPI each further agree to timely execute any additional papers and cooperate with the Purchaser to enable the Purchaser to record and complete such transfer without undue delay.

         8.2 USE OF THE TRADEMARKS BY THE SELLER AND APPI OUTSIDE THE TERRITORY.

         (a) Except as set forth in the Novartis Pharma Sublicense Agreement, the Seller and APPI each hereby agree that if they use the Trademarks at all, they shall use the Trademarks only in Japan, only with respect to the CombiPatch Product as formulated as of the date hereof and solely in a manner that does not disparage the Trademarks or the goodwill associated with them. All uses of the Trademarks by the Seller or APPI shall comply with all applicable laws and regulations.

         (b) The Seller and APPI each covenants on behalf of itself and its Affiliates and permitted sublicensees, that neither it nor any of its Affiliates or permitted sublicensees shall, other than as set forth in the Novartis Pharma Sublicense Agreement: (i) use or register the Trademarks outside Japan, (ii) sell, outside of Japan, any product bearing any Trademark which is a combination estrogen/progestin in a polymer adapted for transdermal delivery, including, without limitation, the CombiPatch Product, or (iii) sell any product bearing any Trademark which is a combination estrogen/progestin in a polymer adapted for transdermal delivery, including, without limitation, the CombiPatch Product, to


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         Securities and Exchange Commission. Asterisks denote omissions.


any Person (other than the Purchaser or its Affiliates) that Seller (or its applicable Affiliate or sublicensee) knows or has reason to know, or believes, will sell such combination estrogen/progestin in a polymer adapted for transdermal delivery outside Japan; PROVIDED, HOWEVER, that such refusal to sell is not in violation of any applicable valid laws and regulations.

         8.3 REGISTRATION OF TRADEMARKS. The Seller and APPI each covenants on behalf of itself and its Affiliates and permitted sublicensees that neither it nor any of its Affiliates or sublicensees shall seek to: (i) register the Estalis Trademark in any country except for Japan and those countries in the "territory" as defined in the Novartis Pharma Sublicense Agreement; or (ii) register the CombiPatch or Estrelle Trademarks in any country outside of Japan. The Purchaser agrees that in the event the Seller or APPI seeks to register any Trademark in compliance with the foregoing, it shall, if required by the Seller or APPI, consent to, and shall not oppose, the registration of such Trademark by the Seller or APPI in any such country, provided that the Seller and APPI are each otherwise in full compliance with this Purchase Agreement. The Purchaser covenants on behalf of itself and its Affiliates and permitted sublicensees that neither it nor any of its Affiliates or sublicensees shall seek to: (i) register the Estalis Trademark in any country in the "territory" as defined in the Novartis Pharma Sublicense Agreement or in Japan; or (ii) register the CombiPatch or Estrelle Trademarks in Japan. The Seller and APPI each agree that in the event the Purchaser seeks to register any Trademark in compliance with the foregoing, they shall, if required by the Purchaser, consent to, and shall not oppose, the registration of such Trademark by the Purchaser in any such country, provided that the Purchaser is otherwise in full compliance with this Purchase Agreement.

                                   ARTICLE IX.

                          INTELLECTUAL PROPERTY CLAIMS

         9.1 INFRINGEMENT OR OTHER ACTIONS REGARDING THE COMBIPATCH KNOW-HOW.

         (a) If either party shall become aware of any infringement or threatened infringement of the CombiPatch Know-How or any unfair competition, disparagement or other tortious act by any third party in relation to the CombiPatch Know-How, then the party having such knowledge shall give prompt notice thereof to the other party.

         (b) The Purchaser, its Affiliates and sublicensees, shall have the right to take such action as it deems appropriate to protect and enforce the CombiPatch Know-How in the Territory, including but not limited to, bringing an action, suit or other appropriate proceeding to prevent or eliminate the infringement of such CombiPatch Know-How, or the unfair competition, disparagement or other tortious act by any third party in relation to the CombiPatch Know-How in the Territory. The Seller agrees to cooperate with the Purchaser in any reasonable manner requested by the Purchaser in any such action, suit or proceeding, at the expense of the Purchaser, its Affiliates or sublicensees, as appropriate, including, without limitation, joining as a party to such action, suit or proceeding, if necessary to maintain standing.

         (c) The Purchaser, its Affiliates and sublicensees, shall consult with the Seller with respect to its decision whether to take any action of the nature specified in Section 9.1(b), giving due consideration to the Seller's views with


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         Securities and Exchange Commission. Asterisks denote omissions.


respect to the necessity or desirability of taking such action. All amounts awarded as damages, profits or otherwise in connection with any action taken by the Purchaser, its Affiliates and sublicensees, shall be ***. If the Purchaser, its Affiliates and sublicensees, elect not to take any action of the nature specified in Section 9.1(b), the Purchaser shall give the Seller notice of such decision, and the Seller thereafter shall have the right to take any action of the nature specified in Section 9.1(b) with respect to the use of the CombiPatch Know-How in the Territory. In such event, all amounts awarded as damages, profits or otherwise in connection with any action taken by the Seller shall be
***.

         9.2 INFRINGEMENT OR OTHER ACTION REGARDING THE TRADEMARKS.

         (a) If the Seller or APPI becomes aware of any infringement or threatened infringement of any of the Trademarks in the Territory, or of any unfair competition, disparagement or other tortious act by any third party in relation thereto, then the Seller and APPI shall give prompt notice thereof to the Purchaser.

         (b) The Purchaser shall have the exclusive right to take such action as it deems appropriate to protect and enforce the Trademarks in the Territory, including but not limited to, bringing an action, suit or other appropriate proceeding to prevent or eliminate the infringement or threatened infringement or the unfair competition, disparagement or other tortious act by any third party in relation to the Trademarks in the Territory. The Seller and APPI each agree to cooperate with the Purchaser in any reasonable manner requested by the Purchaser in any such action, suit or proceeding, at the Purchaser's expense, including, without limitation, joining as a party to such action, suit or proceeding, if necessary to maintain standing.

         9.3 THIRD PARTY CLAIMS REGARDING THE TRADEMARKS. If the Seller or APPI becomes aware of any action, suit or proceeding or threat of action, suit or proceeding, by a third party alleging that the use of the Trademarks infringes or violates any other intellectual property right of any third party, they shall promptly notify the Purchaser of the same and fully disclose the basis therefor.

         9.4 OTHER THIRD PARTY INFRINGEMENT CLAIMS. If either the Seller or APPI becomes aware of any action, suit or proceeding or threat of action, suit or proceeding, by a third party alleging that the manufacture, use, import or sale of the CombiPatch Product in the Territory infringes or violates any other intellectual property right of any third party, they shall promptly notify the Purchaser of the same.

                                   ARTICLE X.

                       CONFIDENTIALITY AND NONCOMPETITION

         10.1 CONFIDENTIALITY; PRESS RELEASES.

         (a) Each of the Purchaser and the Seller and/or their respective Affiliates (in such capacity, the "DISCLOSING PARTY") have disclosed and will be disclosing to the other party and/or its Affiliates (in such capacity, the "RECEIVING PARTY") certain Confidential Information of the Disclosing Party. The



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         Securities and Exchange Commission. Asterisks denote omissions.


Receiving Party shall make no use of such Confidential Information except as expressly permitted in this Purchase Agreement, or, in the case of the Purchaser only, in the conduct of the CombiPatch Business in the Territory. The Receiving Party shall use the same efforts to keep secret, and prevent the disclosure to third parties of, Confidential Information of the Disclosing Party as it would use with respect to its own Confidential Information. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Purchase Agreement and the transactions contemplated herein. The above restrictions on the use and disclosure of Confidential Information shall not apply to any information which:
(i) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof; (ii) is or becomes generally available to the public other than through any act or omission of the Receiving Party in breach of this Purchase Agreement; (iii) is acquired by the Receiving Party from a third party who is not, directly or indirectly, under an obligation of confidentiality to the Disclosing Party with respect to same; or
(iv) is developed independently by the Receiving Party without use, direct or indirect, of information that is required to be held confidential hereunder.

         In the event the Receiving Party is required: (i) by law, rule or regulation to disclose Confidential Information of the Disclosing Party to regulatory authorities to obtain and maintain Regulatory Approval for the CombiPatch Product; (ii) to disclose Confidential Information of the Disclosing Party to respond to a regulatory or governmental inquiry concerning the CombiPatch Product; or (iii) to disclose Confidential Information of the Disclosing Party in a judicial, administrative or arbitration proceeding to enforce such party's rights under this Purchase Agreement, it may do so only if it: (A) provides the Disclosing Party with as much advance written notice as possible of the required disclosure; (B) cooperates with the Disclosing Party in any attempt to prevent or limit the disclosure; and (C) limits disclosure, if any, to the specific purpose at issue.

         (b) Notwithstanding the provisions of this Section 10.1, the Purchaser shall be permitted to disclose to its distributors, wholesalers and other direct customers such Confidential Information relating to the CombiPatch Product as the Purchaser shall reasonably determine to be necessary or useful in order to effectively market and distribute the CombiPatch Product; PROVIDED that such entities undertake substantially the same confidentiality obligation as the Purchaser has with respect to the Seller's Confidential Information.

         (c) Notwithstanding any other provision of this Purchase Agreement, for purposes of this Section 10.1, the CombiPatch Know-How shall be treated by the parties as Confidential Information of the Purchaser; PROVIDED, HOWEVER, that the Purchaser hereby consents to the use of the CombiPatch Know-How by the Seller and its distributors and sublicensees in accordance with the Seller's right to use the Assigned Licensed Product Know-How (as defined in the Novartis Pharma 2001 Sublicense Agreement) pursuant to the Novartis Pharma 2001 Sublicense Agreement and PROVIDED, FURTHER, that the CombiPatch Know-How is disclosed only to Persons bound by obligations of confidentiality no less stringent than those of the Seller under this Section 10.1 with respect to the CombiPatch Know-How.



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         Securities and Exchange Commission. Asterisks denote omissions.


         (d) Except as may be required by applicable laws, rules or regulations, no party will originate any publicity, press or news release, or other public announcement, written or oral, whether to the public press or otherwise, relating to this Purchase Agreement or the Related Agreements, the transactions contemplated hereby or thereby, or to the existence of an arrangement between the parties, without the prior written approval of the other party; PROVIDED, HOWEVER, that (i) the Seller hereby approves, for release by the Purchaser and its Affiliates, on or after the date of this Purchase Agreement, the press release attached hereto as EXHIBIT D; and (ii) the Seller shall not originate any such publicity, press or news release, or other public announcement, until after the release by the Purchaser or any of its Affiliates of the press release attached hereto as EXHIBIT D. In the event disclosure of this Purchase Agreement or any of the Related Agreements, any of the terms and conditions of this Purchase Agreement or such Related Agreements, or any of the transactions contemplated by this Purchase Agreement or such Related Agreements, is required by applicable law, rules or regulations, then the party required to so disclose such information shall, to the extent possible, provide to the other party for its prior approval (such approval not to be unreasonably withheld or delayed) a written copy of such public announcement. When practicable, the party required to disclose such information will provide such copy to the other party at least five (5) business days prior to disclosure.

         (e) Except as otherwise provided herein, neither party (nor their respective Affiliates) shall use the name of the other, or any of its Affiliates, for marketing, advertising or promotional claims without the prior written consent of the other party.

         (f) The parties agree that, with effect from the date hereof, the terms of Sections 10.1 and 10.3 hereof shall supersede the obligations of the parties under the Confidentiality Agreement between the Seller and the Purchaser dated as of February 5, 2001.

         10.2 NONCOMPETITION.

         (a) The Seller covenants on behalf of itself, and its Affiliates and sublicensees, that, for a period of *** following the Closing Date, it shall not develop, market, sell or distribute in the Territory (or agree with any third party to do any of the foregoing) any ***.

         (b) Nothing in Section 10.2(a) shall be interpreted to prevent the Seller or its Affiliates from pursuing its rights and obligations under the Noven License Agreement with respect to the CombiPatch Product and improvements thereto in Japan or pursuant to the Novartis Pharma Sublicense Agreement and the Novartis Pharma 2001 Sublicense Agreement.

         (c) The Seller shall not be considered in breach of Section 10.2(a) by reason of an acquisition of a Person if (i) the activity of such Person which would cause such breach in the absence of this provision is not the primary business of such Person; (ii) prior to the closing of such acquisition the Seller commits in writing to the Purchaser, on terms acceptable to the Purchaser (not to be unreasonably withheld or delayed), to promptly divest itself of the offending assets and/or activity and (iii) the Seller diligently and reasonably pursues such divestiture and, in the event such divestiture is not completed within six (6) months after the date of such acquisition, such Person thereupon ceases all such activity.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         (d) The Seller recognizes that the territorial, time and scope limitations set forth in this Section 10.2 are reasonable and are required for the protection of the Purchaser and its Affiliates.

         10.3 INJUNCTIVE RELIEF. Each party specifically recognizes that any breach by it of Section 10.1, and the Seller specifically recognizes that any breach by it of Section 10.2, may cause irreparable injury to the other party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Purchase Agreement), each party agrees that in the event of any such breach, notwithstanding the provisions of Section 12.1, the other party shall be entitled to seek, by way of private litigation in the first instance, injunctive relief and such other legal and equitable remedies as may be available.

                                   ARTICLE XI.

                                 INDEMNIFICATION

         11.1 GENERAL. In order to distribute among themselves the responsibility for claims arising out of this Purchase Agreement and the conduct of the CombiPatch Business in the Territory, and except as otherwise specifically provided for herein, from and after the Closing Date, the parties shall indemnify each other as provided in this Article XI.

         11.2 INDEMNIFICATION OBLIGATIONS OF THE PURCHASER. The Purchaser shall defend, indemnify and hold the Seller, APPI, their respective Affiliates, and each of their respective officers, directors, agents, employees and shareholders (collectively, "SELLER INDEMNITEES") harmless, from and against, any and all Damages which the Seller Indemnitees may incur or suffer, or with which any of them may be faced arising out of:

         (a) the storage, handling, use, marketing, advertising, promotion, distribution or sale of the CombiPatch Product by the Purchaser and/or its Affiliates, sublicensees, distributors or agents in the Territory, the conduct of the CombiPatch Business by the Purchaser and/or its Affiliates, sublicensees, distributors or agents in the Territory, or the Purchaser's ownership or use of the Purchased Assets, in each case, from and after the Closing Date, except, in each case, in so far as any such Damages relate to the storage, handling or use of any Inventory by or on behalf of the Seller or any of its Affiliates at any time prior to the delivery of the Inventory to the Purchaser pursuant to Section 2.5;

         (b) the breach by the Purchaser or any of its Affiliates of this Purchase Agreement including, without limitation, (i) any material inaccuracy in or material breach of any representation and warranty made by the Purchaser in this Purchase Agreement or in any the Purchaser's Ancillary Documents; PROVIDED,


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         Securities and Exchange Commission. Asterisks denote omissions.


HOWEVER, that (A) the Purchaser shall not have any liability under Section 11.2(b)(i) unless and until, and then only to the extent, the aggregate, cumulative amount of such Damages exceeds *** of the aggregate of the Purchase Price and the Service Fee under this Purchase Agreement (the "INDEMNITY DEDUCTIBLE AMOUNT") and (B) in no event shall the aggregate, cumulative liability of the Purchaser for Damages under this Section 11.2(b)(i) exceed *** of the aggregate of the Purchase Price and the Service Fee under this Purchase Agreement (the "INDEMNITY CAP AMOUNT"); and (ii) any material breach by the Purchaser of, or material failure by the Purchaser to comply with, any of its covenants or obligations pursuant to this Purchase Agreement, including, without limitation, those covenants and obligations which are a part of its responsibility for the Assumed Liabilities.

         (c) the enforcement by the Seller Indemnitees of their rights under this Section 11.2;

         (d) any gross negligence or willful misconduct by the Purchaser or its Affiliates in the conduct by the Purchaser or its Affiliates of the CombiPatch Business; and

         (e) the Purchaser's material violation of any applicable law or regulation related to this Purchase Agreement;

PROVIDED, HOWEVER, that, in each such case, the Purchaser shall not be liable hereunder to the extent such Damages arise from willful misconduct or gross negligence of the Seller Indemnitees.

         11.3 INDEMNIFICATION OBLIGATIONS OF THE SELLER. The Seller shall defend, indemnify and hold the Purchaser, its Affiliates, and each of their respective officers, directors, agents, employees, shareholders or members (collectively, "PURCHASER INDEMNITEES") harmless, from and against, any and all Damages, which the Purchaser Indemnitees may incur or suffer, or with which any of them may be faced arising out of:

         (a) the storage, handling, use, marketing, advertising, promotion, distribution or sale of the CombiPatch Product by the Seller and/or its Affiliates, permitted sublicensees, distributors or agents in the Territory, the conduct of the CombiPatch Business by the Seller and/or its Affiliates, permitted sublicensees, distributors or agents in the Territory, or the Seller's or APPI's ownership or use of the Purchased Assets, in each case, on or prior to the Closing Date, excluding all Assumed Liabilities and except, in each case, in so far as any such Damages relate to the storage, handling or use of any Inventory by or on behalf of the Purchaser or any of its Affiliates at any time after the delivery of the Inventory to the Purchaser pursuant to Section 2.5;

         (b) the development, storage, handling, use, marketing, advertising, promotion, distribution, or sale of any combination estrogen/progestin in a polymer adapted for transdermal delivery by or on behalf of the Seller, its Affiliates or sublicensees in Japan;

         (c) the breach by the Seller, APPI or any of their respective Affiliates of this Purchase Agreement including, without limitation, (i) any material inaccuracy in or material breach of any representation and warranty made by the Seller or APPI in this Purchase Agreement or in any of the Seller's Ancillary Documents; PROVIDED, HOWEVER, that (A) the Seller shall not have any liability under this Section 11.3(c)(i) unless and until, and then only to the extent, the aggregate, cumulative amount of such Damages exceed the Indemnity Deductible Amount and (B) in no event shall the aggregate, cumulative liability




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         Securities and Exchange Commission. Asterisks denote omissions.


of the Seller for Damages under this Section 11.3(c)(i) exceed the Indemnity Cap Amount; and (ii) any material breach by the Seller or APPI of, or material failure by the Seller or APPI to comply with, any of its covenants or obligations pursuant to this Purchase Agreement, including, without limitation, those covenants and obligations which are a part of its responsibility under
Section 3.2;

         (d) the enforcement by the Purchaser Indemnitees of their rights under this Section 11.3;

         (e) any gross negligence or willful misconduct by the Seller or its Affiliates in the conduct by the Seller and its Affiliates of the CombiPatch Business; and

         (f) the Seller's or APPI's material violation of any applicable law or regulation related to this Purchase Agreement;

PROVIDED, HOWEVER, that, in each such case, the Seller shall not be liable hereunder to the extent such Damages arise from willful misconduct or gross negligence of the Purchaser Indemnitees.

         11.4 PROCEDURE. If any action, claim, suit, proceeding or investigation arises as to which a right of indemnification provided in this Article XI applies, the Person seeking indemnification (the "INDEMNIFIED party"), shall promptly notify the party obligated under this Article XI to indemnify the indemnified party (the "INDEMNIFYING PARTY") thereof in writing, and allow the indemnifying party and its insurers the opportunity to assume direction and control of the defense against such action, claim, suit, proceeding or investigation, at its sole expense, including without limitation, the settlement thereof at the sole option of the indemnifying party or its insurers; PROVIDED, HOWEVER, that the indemnifying party may not enter into any compromise or settlement without the prior written consent of the indemnified party unless such compromise or settlement includes as an unconditional term thereof the giving by each plaintiff or claimant to the indemnified party of a release from all liability in respect of such claim and only if such compromise or settlement does not include any admission of legal wrongdoing on the part of the indemnified party. The indemnified party shall fully cooperate with the indemnifying party and its insurer in the disposition of any such matter and the indemnified party will have the right and option to participate in (but not control) the defense of any third-party action, claim, suit, proceeding or investigation as to which this Article XI applies, with separate counsel at its election and cost. If the indemnifying party fails or declines to assume the defense of any such third-party action, claim, suit, proceeding or investigation within thirty (30) days after notice thereof, the indemnified party may assume the defense thereof for the account and at the risk of the indemnifying party. The indemnifying party shall pay promptly to the indemnified party any Damages to which the indemnity under this Article XI applies, as incurred.

         11.5 CERTAIN LIMITATIONS.

         (a) After Closing the exclusive remedy of the Seller, APPI and Purchaser under this Purchase Agreement or otherwise for breaches of representations and warranties contained herein and/or for any of the other matters described in Sections 11.2(a), 11.2(b)(ii), 11.3(a) and 11.3(c)(ii) shall be the indemnification provided for in this Article XI. No party shall be entitled to recover any incidental or consequential damages whatsoever under this Article XI.


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         (b) Notwithstanding anything to the contrary contained herein, although a party may be entitled to make a claim for indemnification pursuant to more than one section of this Article XI, a party shall not be entitled to recover indemnification for the same claim under more than one section of this Article XI.

         (c) If any event shall occur which would otherwise entitle a party to assert a claim for indemnification under this Article XI, no Damages shall be deemed to have been sustained by such indemnified party to the extent of (i) any tax savings realized by such party as a result thereof or (ii) any net proceeds received by such indemnified party or its Affiliates from any insurance policy with respect thereto; provided, however, that nothing in this Section 11.5(c) shall require an indemnified party to make any claim for tax savings or any claim against any insurance policy.

                                  ARTICLE XII.

                                  MISCELLANEOUS

         12.1 DISPUTES. Except as set forth in Section 10.3, in the event of any controversy or claim arising out of, relating to or in connection with any provision of this Purchase Agreement, or the rights or obligations of the parties hereunder, the parties shall try to settle their differences amicably between themselves. Either party may initiate such informal dispute resolution by sending written notice of the dispute to the other party, and within ten (10) days after such notice appropriate representatives of the parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter, it shall be referred to the President of the Purchaser and the Chief Executive Officer of Aventis Pharma AG, or their respective designees, for discussion and resolution. If such personnel are unable to resolve such dispute within thirty (30) days of initiating such negotiations, the parties agree first to try in good faith to settle the dispute by mediation in New York under the Commercial Mediation Rules of the American Arbitration Association, before resorting to litigation.

         12.2 INDEPENDENT CONTRACTORS. In making and performing this Purchase Agreement, the parties are acting and shall act as independent contractors. Nothing in this Purchase Agreement shall be deemed to create an agency, joint venture or partnership relationship between the parties hereto. Neither party shall have the authority to obligate the other party in any respect, and neither party shall hold itself out as having any such authority. All personnel of the Seller and APPI shall be solely employees of the Seller or APPI, as the case may be, and shall not represent themselves as employees of the Purchaser. All personnel of the Purchaser shall be solely employees of the Purchaser and shall not represent themselves as employees of the Seller or APPI.

         12.3 ASSIGNMENT. Neither party shall have a right to assign this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that either party may assign this Purchase Agreement to any of its Affiliates without the prior written consent of the other party; PROVIDED, FURTHER that no such assignment of this Purchase Agreement shall relieve the assignor of any of its obligations or liabilities under this Purchase Agreement. Notwithstanding the


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foregoing, either party may assign this Purchase Agreement without the other party's prior written consent in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another Person.

         12.4 BINDING EFFECT; BENEFIT. This Purchase Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Purchase Agreement, express or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Purchase Agreement.

         12.5 AMENDMENTS. This Purchase Agreement shall not be modified, amended or supplemented except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

         12.6 NO WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Purchase Agreement, to exercise any right or privilege conferred in this Purchase Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Purchase Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, right or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         12.7 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, air courier, or registered or certified mail, return receipt requested, addressed as follows:

If to the Purchaser:                     If to the Seller:
Vivelle Ventures LLC                     Rorer Pharmaceutical Products, Inc.
c/o Noven Pharmaceuticals, Inc.          3711 Kennett Pike, Suite 200
11960 S.W. 144th Street                  Greenville, Delaware 19807
Miami, Florida  33186                    Fax: (302) 777-7665
Fax:  (305) 232-1836
Attn: President
Attn:  Robert C. Strauss, President

With copies to:                          With a copy to:
Novartis Pharmaceuticals Corporation     Ballard Spahr Andrews & Ingersoll, LLP
59 Route 10                              1735 Market Street, 51st Floor
East Hanover, New Jersey  07936          Philadelphia, PA 19103
Fax:  (973) 781-7036                     Fax:  (215) 864-8999
Attn:  Office of the CEO                 Attn:  Morris Cheston, Jr., Esq.

and

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White & Case LLP
1155 Avenue of the Americas            If to APPI:
New York, NY  10036                    Aventis Pharmaceuticals Products Inc.
Fax:  (212) 354-8113                   Route 202-206, P.O. Box 6880
Attn:  Steven M. Betensky, Esq.        Bridgewater,  NJ 08807-0800
                                       Fax: (908) 231-2243
and                                    Attn: Head, BD&L

Noven Pharmaceuticals, Inc.            With a copy to:
11960 S.W. 144th Street                Ballard Spahr Andrews & Ingersoll, LLP
Miami, Florida  33186                         1735 Market Street, 51st Floor
Fax:  (305) 232-1836                   Philadelphia, PA 19103
Attn:  Robert C. Strauss, President,   Fax:  (215) 864-8999
       and Jeffrey F. Eisenberg,       Attn:  Morris Cheston, Jr., Esq.
       Esq. General Counsel

With a copy to:
Foley & Lardner
Washington Harbour
3000 K Street, N.W.
Washington, D.C. 20007-5109
Fax: (202) 672-5399
Attn:  Stephen B. Maebius, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been delivered (a) when delivered, if delivered personally, (b) when sent (with written confirmation received), if sent by facsimile transmission on a business day, (c) on the first business day after dispatch (with written confirmation received), if sent by facsimile transmission on a day other than a business day, (d) on the second business day after dispatch, if sent by air courier, and (e) on the fifth business day after mailing, if sent by mail.

         12.8 COUNTERPARTS. This Purchase Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Each party may execute this Purchase Agreement on a facsimile of the Purchase Agreement. In addition, facsimile signatures of authorized signatories of either party shall be valid and binding and delivery of a facsimile signature by either party shall constitute due execution and delivery of this Purchase Agreement.

         12.9 INTERPRETATION. The article and section headings contained in this Purchase Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Purchase Agreement. This Purchase


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Agreement is the product of negotiations between the parties. In construing the terms hereof, no presumption shall operate in either party's favor as a result of its counsel's role in drafting the terms or provisions hereof.

         12.10 GOVERNING LAW. This Purchase Agreement and any claims, disputes or causes of action relating to or arising out of this Purchase Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         12.11 UNENFORCEABILITY. If any provisions of this Purchase Agreement are determined to be invalid or unenforceable in any jurisdiction, such provisions shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or enforceability of any of such provisions of this Purchase Agreement in any other jurisdiction. The parties will use their best efforts to substitute the invalid or unenforceable provision with a valid and enforceable one which conforms, as nearly as possible, with the original intent of the parties.

         12.12 ENTIRE AGREEMENT. This Purchase Agreement, including all exhibits and schedules, and Related Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between, the parties hereto and their respective Affiliates with respect thereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Purchase Agreement and the Related Agreements other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto, except those expressly made in this Purchase Agreement and the Related Agreements.

         12.13 EXPENSES. Except as expressly set forth herein, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Purchase Agreement and the consummation of the transaction contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

                       [SIGNATURES ON THE FOLLOWING PAGE.]



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         IN WITNESS WHEREOF, the parties hereto have executed this Purchase
Agreement as of date first above written.

                                     RORER PHARMACEUTICAL PRODUCTS, INC.

                                     By:       /s/ Phillip R. Ridolfi
                                        -------------------------------------
                                              President

                                     AVENTIS PHARMACEUTICALS PRODUCTS INC.

                                     By:       /s/ Charles D. Dalton
                                        -------------------------------------
                                             Vice President

                                     By:       /s/ Robert C. Strauss
                                        -------------------------------------
                                              Robert C. Strauss
                                              President


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